                                   SCHEDULE 5
                                   ----------

                               REGISTRATION RIGHTS
                               -------------------

EXHIBIT 10.20.19

                                 EUROTECH, LTD.
                          10306 Eaton Place, Suite 220
                               Fairfax, VA. 22030




                                                               December 28, 2001



Woodward, LLC
Corporate Center
West Bay Road
Grand Cayman, Cayman Islands

Gentlemen:

         1. This will confirm our understanding as follows. Pursuant to the terms of the Common Stock Purchase Agreement dated April 24, 2000, as amended to date (the "2000 SPA"), Woodward has certain repricing rights. With respect to Tranche B thereunder, December 31, 2001, the Company shall issue to Purchaser 2,500,000 additional shares in full satisfaction of its obligations with respect to the Second Repricing Period (the "Second Repriced Shares").

         2. With respect to number of additional shares issuable pursuant to the Third through Sixth Repricing Periods of said Tranche B, the number or shares shall be reduced or increased, as the case may be and in four equal installments, by the amount that the number of Second Repriced Shares are greater than (in which case there shall be a reduction) or less than (in which case there shall be an increase) the number of shares exceeding zero determined according to the following formula:

         (3.76- Measurement Period Price) x (333,333)/ Measurement Period Price), where the Measurement Period price is the average Closing Bid Price for the twenty (20) Business Days during the period commencing on January 1, 2002, and end twenty (20) Business Days after such date. For the purposes hereof, a Business Day shall be defined as a day when the Principal Market for the Common Stock is open and the Registration Statement, as hereinafter defined, has not been suspended or withdrawn.

         3. The previously agreed upon postponement of repricing periods of said Tranche B is otherwise still in effect and is expected to be memorialized in the agreement presently under negotiation between Eurotech and Woodward.

         4. Eurotech and the Woodward covenant and agree that the consideration paid by Woodward pursuant to the 2000 SPA is the consideration paid for the initial shares of Common Stock issued pursuant thereto and the shares of Common Stock issuable pursuant to the repricing right granted pursuant thereto. Eurotech shall be under no obligation to issue additional shares pursuant to the Third through Sixth Repricing Periods of said Tranche B to the extent that the number of such additional shares shall exceed the product of the purchase price paid pursuant to the 2000 SPA and the current par value of the Common Stock. Eurotech covenants and agrees that it will not without the prior written consent of Woodward increase the par value of its Common Stock until 90 days after the end of the Sixth Repricing Period of said Tranche B.

         5. Eurotech agrees to deliver on or before December 31, 2001, to Krieger & Prager LLP one or more stock certificates, without restrictive legend, evidencing the Second Repriced Shares. The parties agree that Krieger & Prager LLP shall receive and hold the Second Repriced Shares in escrow, as escrow agent, solely for the purpose of effectuating sales of the Second Repriced Shares by Woodward in accordance with Paragraph 6 hereof and for no other purpose and that the Second Repriced Shares are restricted shares and may not otherwise be transferred unless and until the certificate or certificates for such shares are returned to Eurotech and reissued with an appropriate restrictive legend and are transferred only in accordance with such restrictive legend.

         6. Woodward represents that it shall not sell or otherwise transfer the Second Repriced Shares unless (a) (i) Registration Statement No. 333-44086, as amended (the "Registration Statement"), shall then be effective, (ii) any sale is accompanied by delivery of the prospectus which is included in the Registration Statement in accordance with applicable law, and (iii) any such sale shall be to a third party which is not an affiliate of the Company or (b) unless such shares have been returned to Eurotech and reissued with an appropriate restrictive legend and are transferred only in accordance with such restrictive legend.

         7. Woodward represents that, as of the date hereof, there remain available for sale at least 2,500,000 shares pursuant to the Registration Statement.

         8. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the prior agreements between the parties. As hereby modified and amended, such prior agreements remain in full force effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         If the above accurately sets forth our understanding, would you please sign and return a copy of this letter.

                                                  Very truly yours,

                                                  EUROTECH LTD.



                                                  By: /s/ Don V. Hahnfeldt
                                                      --------------------------
                                                          Its President and CEO


AGREED TO:

WOODWARD LLC


By: David K. Sims
    --------------------------------------
    Its Director, Navigator Management Ltd


Solely with respect to Paragraph 5

KRIEGER & PRAGER LLP


By: /s/ Sam Krieger
    ---------------




AGREED TO AND ACCEPTED:
EUROTECH LTD.



                                             BY: /S/ DON V. HAHNFELDT
                                                 --------------------





                                  END OF FILING